UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 5, 2012, EnerSys issued an earnings press release discussing its financial results for the second quarter of fiscal 2013. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of November 1, 2012, the Board of Directors of EnerSys amended its Amended and Restated Bylaws (the “Bylaws”) to (i) expand the required disclosure regarding the stockholders making proposals of a business nature to be considered at a meeting or director nominations to include, among other things, all ownership interests, hedges, economic incentives including derivative, synthetic or temporary stock ownership, and rights to vote any shares of any security of EnerSys, (ii) delete a provision in the Bylaws permitting a stockholder to provide disclosure required under SEC Rule 14a-8 in lieu of the expanded disclosure requirements, and (iii) delete a reference to the annual meeting for the 2005 fiscal year, which is no longer required (collectively, the “Bylaw Amendment”). The foregoing description of the Bylaw Amendment is qualified in its entirety by the full text of the Bylaw Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment to Amended and Restated Bylaws.

99.1 Press Release, dated November 5, 2012, of EnerSys regarding the financial results for the second quarter of fiscal 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: November 5, 2012	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description

EX-3.1	Amendment to Amended and Restated Bylaws.

EX-99.1	Press Release, dated November 5, 2012, of EnerSys regarding the financial results for the second quarter of fiscal 2013.